UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 30, 2013, Dynavax Technologies Corporation (“Dynavax” or the “Company”) announced the appointment of Eddie Gray as chief executive officer, effective May 1, 2013. Mr. Gray was also appointed as a member of Dynavax’s board of directors, effective May 1, 2013 and will serve as a class I director, with a term of office expiring on the 2016 annual meeting of stockholders.

Mr. Gray joins Dynavax from GlaxoSmithKline plc (GSK) where he has served since 2001, most recently as the President of Pharmaceuticals Europe since 2008 and as Senior Vice President and General Manager of Pharmaceuticals UK from 2001 through 2007. Previously, Mr. Gray held a number of executive positions at SmithKline Beecham from 1988 through 2000, including Vice President and Director of Anti-Infectives Marketing in the US, Vice President and Director of the Vaccines Business Unit in the US, and Vice President and General Manager of Pharmaceuticals in Canada. Mr. Gray received a Bachelor of Science degree in Chemistry and Management Studies from the University of London and an MBA from the Cranfield School of Management in the UK.

Under the terms of his at-will employment agreement, Mr. Gray will be paid an annual base salary of $500,000 and a relocation bonus of $200,000. Mr. Gray is also eligible to receive an annual cash bonus targeted at 60% of his base salary, dependent on performance with respect to both corporate and individual milestones, as determined by the board of directors except, that with respect to the 2013 incentive bonus (to be paid in the first quarter of 2014), Mr. Gray will receive a 2013 incentive bonus payment calculated at the target amount and prorated for the period of his actual employment in 2013. In addition, Mr. Gray’s compensation includes an option to purchase 1,500,000 shares of the Company’s Common Stock. Dynavax has further agreed to grant Mr. Gray a second option to purchase 750,000 shares of the Company’s Common Stock on the date of the first meeting of the board of directors in 2014, and Mr. Gray will be eligible for a third, merit-based option grant dependent on his performance in 2013 as determined by the board of directors in 2014. All options granted will have an exercise price equal to the fair market value of the Common Stock on the date of the grant and will vest as follows: 25% of the shares subject to the option shall vest twelve months after the vesting commencement date, and 1/48 of the shares subject to the option shall vest on the last day of each month thereafter. All compensation offered to Mr. Gray is subject to applicable tax withholdings.

Mr. Gray also entered into a Management Continuity and Severance Agreement (the “Agreement”) with Dynavax, which provides severance payments and benefits upon an involuntary termination of employment, as well as certain change in control benefits described below. In each case, receipt of such benefits by Mr. Gray is subject to the execution of a customary general release in favor of the Company.

If Mr. Gray’s employment is involuntarily terminated other than following a Change of Control (as defined in the Agreement), Mr. Gray will be eligible to receive:

(i)	a lump-sum cash payment equal to twenty-four months of his then-effective annual base salary plus 200% of his annual target cash bonus;

(ii)	a lump-sum cash payment equal to 24 months of the cost of health care continuation coverage (COBRA);

(iii)	accelerated vesting of all outstanding equity awards subject to time-based vesting criteria granted under the Dynavax 2011 Equity Incentive Plan (the “2011 Plan”) that are held by Mr. Gray as of the date of his involuntary termination; and

(iv)	a right to exercise such vested options through the earlier of the option expiration date or three years from the date of involuntary termination.

In the event of a Change of Control, and subject to Mr. Gray’s continued service with the Company through the date immediately prior to the closing of such Change of Control, all of Mr. Gray’s then-outstanding equity awards (including but not limited to stock options and restricted stock awards) granted under the 2011 Plan shall automatically accelerate and fully vest.

If Mr. Gray’s employment is involuntarily terminated within twenty-four months following a Change in Control, Mr. Gray will receive:

(i)	a lump-sum cash payment equal to twenty-four months of his then-effective annual base salary plus 200% of his annual target cash bonus;

(ii)	a lump-sum cash payment equal to 24 months of COBRA;

(iii)	accelerated vesting of all outstanding equity awards subject to time-based vesting criteria granted under the 2011 Plan that are held by Mr. Gray as of the date of his involuntary termination; and

(iv)	a right to exercise such vested options through the earlier of the option expiration date or three years from the date of involuntary termination.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2013, Dynavax announced the appointment of Eddie Gray as chief executive officer, effective May 1, 2013. Mr. Gray was also appointed as a member of Dynavax’s board of directors, effective May 1, 2013 and will serve as a class I director, with a term of office expiring on the 2016 annual meeting of stockholders. Mr. Gray will succeed Dino Dina, M.D., Chief Executive Officer of Dynavax.

In connection with his succession, Dr. Dina will become a consultant to the Company and plans to continue serving as a member of the Dynavax board of directors. Dr. Dina will receive the amounts otherwise payable and previously disclosed under his existing Management Continuity Agreement. Effective May 1, 2013, Dynavax entered into a consulting agreement with Dr. Dina under which he will receive, in exchange for his services, a monthly retainer of $50,000 for a term of four months and an option to purchase 100,000 shares of Dynavax Common Stock with an exercise price equal to the fair market value per share on May 1, 2013. Such option will vest in full on August 30, 2013 and Dr. Dina will have three months following the end of his continuous service to the Company to exercise the option.

The Company also indicated that Tyler Martin, M.D., President, is departing from Dynavax on May 31, 2013. Dr. Martin will receive the amounts otherwise payable and previously disclosed under his existing Management Continuity Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the agreements attached as Exhibits 10.78, 10.79 and 10.80 to the Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.78	Employment Agreement dated as of April 3, 2013, by and between Eddie Gray and Dynavax Technologies Corporation.

10.79	Management Continuity and Severance Agreement dated as of April 3, 2013, by and between Eddie Gray and Dynavax Technologies Corporation.

10.80	Consulting Agreement dated as of May 1, 2013, by and between Dino Dina, M.D. and Dynavax Technologies Corporation.

99.1	Press release, dated April 30, 2013, titled “Dynavax Names Eddie Gray as Chief Executive Officer and Member of the Board of Directors”.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVAX TECHNOLOGIES CORPORATION

Date May 3, 2013	By: /s/ Michael S. Ostrach
Michael S. Ostrach Vice President